Exhibit 10.13

FULL SPECTRUM INC.

FOUNDERS STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is made as of the date indicated on the signature page hereto, by and between Full Spectrum Inc., a Delaware corporation (the “Company”), and the undersigned individual (“Purchaser”).

In consideration of the mutual covenants and representations set forth below, the Company and Purchaser agree as follows:

1.            Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell to Purchaser, and Purchaser agrees to purchase from the Company at the Closing (as defined below) 750 shares of the Company’s Common Stock (the “Shares”) at a price of $0.1 per share (the “Purchase Price”).

2.            Terms of Purchase. The purchase and sale of the Shares shall occur at a closing (the “Closing”) to be held on the date first set forth above. The Closing will take place at the principal office of the Company. At the Closing, Purchaser shall deliver a signed copy of this Agreement and the Purchase Price and the Company will issue, as promptly thereafter as practicable, a stock certificate, registered in the name of Purchaser, representing the Shares.

3.            Restrictions on Transfer. Purchaser understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND LOCK-UP PERIOD AS SET FORTH IN THE COMMON STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

4.            Lock-Up Period. Purchaser hereby agrees that Purchaser shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, giant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall Purchaser enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the 180-day period (or such other shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) following the effective date of the first registration statement of the Company filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. Purchaser further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

5.            General Provisions.

A.           Choice of Law; Entire Agreement. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of California.

B.           Integration. This Agreement represents the entire agreement between the parties with respect to the purchase of the Shares by Purchaser and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement.

C.           Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

D.           Purchaser Investment Representations and Further Documents. Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement.

E.           Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

F.           Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

G.           California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

The parties have caused this agreement to be duly executed and delivered as of the date indicated below.

PURCHASER		FULL SPECTRUM INC.

By:	/s/ Stewart Kantor	/s/ Menashe Shahar
Name: Stewart Kantor		Menashe Shahar, Chief Technology Officer

Date: January 22, 2007